EXHIBIT 31.4

BIOSITE INCORPORATED

CHIEF FINANCIAL OFFICER CERTIFICATIONS

I, Christopher J. Twomey, certify that:

1. I have reviewed this report on Form 10-K/A of Biosite Incorporated; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 12, 2007

/s/ Christopher J. Twomey
Christopher J. Twomey
Senior Vice President, Finance,
Chief Financial Officer and Secretary